UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Hartwell Avenue

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02(c) below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 4, 2016 (the “Commencement Date”), GI Dynamics, Inc. (the “Company”) entered into a consulting agreement (the “Agreement”) with Danforth Advisors, LLC (“Danforth”), pursuant to which Danforth will provide strategic advisory, finance, accounting, human resources and administrative functions, including chief financial officer services, to the Company. The Company will pay Danforth agreed upon hourly rates for such services and will reimburse Danforth for expenses. The Agreement has an initial term of one year and may be extended by mutual agreement of the parties. The Agreement may be terminated by either party with cause, upon 30 days written notice, or without cause, upon 60 days written notice. In addition, the Company has also granted Danforth warrants to purchase up to 28,532 shares of the Company’s common stock at an exercise price equal to the closing price on the Commencement Date. The warrants vest on a monthly basis over two years in equal monthly increments, rounded to the nearest whole share.

In accordance with the terms of the Agreement, the Board of Directors of the Company has appointed James. B. Murphy as the Company’s Chief Financial Officer, effective as of the Commencement Date. A copy of the press release announcing Mr. Murphy’s appointment is attached hereto as Exhibit 99.1.

Mr. Murphy, 59, has been serving as a consulting CFO to small emerging technology focused companies with a strong focus on the life sciences for Danforth Advisors since April 2014. From November 2011 until March 2014 Mr. Murphy served as a consulting CFO for Oxigene, Inc. (NASDAQ: OXGN), a clinical-stage, biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. From March 2004 until October 2011, Mr. Murphy was vice president and CFO of Oxigene, Inc. From 2001 until May 2003, Mr. Murphy was vice president of finance for Whatman Inc., a subsidiary of U.K.-based Whatman plc (LSE: WHM), a publicly traded manufacturer of filtration and separation products for the pharmaceutical industry. From 1994 through 2001, Mr. Murphy worked at HemaSure (NASDAQ: HMSR), a spin-off of Sepracor, Inc., serving as the company’s senior vice president of finance and administration, and later as senior vice president and CFO. From 1990 to 1994, he was corporate controller at Sepracor (NASDAQ: SEPR), a diversified pharmaceutical, medical device and biotechnology products company. Mr. Murphy holds a B.A. in economics and accounting from the College of the Holy Cross and is registered as a Certified Public Accountant.

There are no family relationships between Mr. Murphy and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Murphy.

The foregoing is a summary description of the terms and conditions of the Consulting Agreement and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: May 6, 2016	/s/ Robert Solomon
Robert Solomon
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated May 4, 2016, between GI Dynamics, Inc. and Danforth Advisors, LLC

99.1	Press Release of GI Dynamics, Inc. dated May 5, 2016